Exhibit 10.1

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of March 24, 2009 (the “Effective Date”) by and between ACADIA PHARMACEUTICALS INC., a Delaware corporation (“ACADIA”), having an address of 3911 Sorrento Valley Boulevard, San Diego, CA 92121, and MEIJI SEIKA KAISHA, LTD., a corporation organized under the laws of Japan (“MSK”), having an address of 4-16, Kyobashi 2-Chome, Chuo-ku, Tokyo 104-8002, Japan.

RECITALS

WHEREAS, ACADIA is developing the Licensed Molecules and Products for use in the Field;

WHEREAS, MSK is engaged in the research, development and commercialization of pharmaceutical products;

WHEREAS, the parties intend to collaborate on the development of the Licensed Molecules and Products in accordance with the terms and conditions of this Agreement; and

WHEREAS, MSK desires to obtain from ACADIA, and ACADIA wishes to grant to MSK, an exclusive license to research, develop, manufacture and commercialize the Licensed Molecules and Products in the Field in the Territory, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACADIA and MSK hereby agree as follows:

1. DEFINITIONS

For purposes of this Agreement, initially capitalized terms used in this Agreement, whether used in the singular or plural, shall have the following meanings, unless the context clearly requires otherwise:

1.1 “ACADIA Affiliate” shall mean any entity that is an Affiliate of ACADIA; provided that, effective upon Change of Control of ACADIA, the term “ACADIA Affiliate” shall mean only any entity that is, directly or indirectly, through one or more intermediaries, controlled (as such term is defined in Section 1.8) by ACADIA, but for only so long as such control exists.

1.2 “ACADIA Data” shall mean all non-clinical (including chemistry, manufacturing and control) and clinical data and regulatory filings (including Regulatory Filings), correspondence and approvals pertaining to the Licensed Molecules or Products in the Field outside the Territory that ACADIA or any ACADIA Affiliate Controls as of the Effective Date or during the Term.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.3 “ACADIA Indemnitee” shall have the meaning provided in Section 11.2.

1.4 “ACADIA Inventions” shall mean all Inventions discovered, made, conceived, or conceived and reduced to practice, solely by one or more employees, consultants or contractors of ACADIA or any ACADIA Affiliate in the course of development activities conducted pursuant to this Agreement.

1.5 “ACADIA Know-How” shall mean all Information that ACADIA or any ACADIA Affiliate Controls as of the Effective Date or during the Term that is necessary or useful for the research, development, manufacture, use, marketing, import, offer for sale or sale of any Licensed Molecule or Product in the Field, including any replication or any part of such Information. The ACADIA Know-How includes the ACADIA Data.

1.6 “ACADIA Patents” shall mean (a) the patent and patent applications listed on Exhibit A, (b) all additions, divisions, continuations, continuations-in-part, provisionals, substitutions, reissues, re-examinations, extensions, restorations by existing or future extension or restoration mechanisms, registrations, patent term extensions, supplemental protection certificates or the equivalent thereof, and renewals of a patent or patent application, inventor’s certificates, and any confirmation patent or registration patent or patent of addition based on any such patent and patent applications set forth in (a), and (c) Patents claiming or covering ACADIA Inventions, but excluding ACADIA’s interest in any Joint Patents.

1.7 “ACADIA Technology” shall mean the ACADIA Know-How and ACADIA Patents.

1.8 “Affiliate” shall mean, with respect to a given party, any corporation, company, partnership, joint venture, or any other entity that, directly or indirectly, through one or more intermediaries, is controlled by, controlling, or under common control with such party, as the case may be, but for only so long as such control exists. As used in this Section 1.8, “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in any corporation, company, partnership, joint venture, or other entity.

1.9 “Annual Net Sales” shall mean Net Sales generated in a particular calendar year beginning on January 1 and ending on December 31.

1.10 “Business Day(s)” shall mean a day on which banks are open for business in both Tokyo, Japan and San Diego, California, excluding Saturdays and Sundays.

1.11 “Calendar Quarter” shall mean each respective period of three consecutive months ending on March 31, June 30, September 30, and December 31.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.12 “Change of Control” shall mean, with respect to a party, either: (a) a sale of all or substantially all of the assets of a party, including the Licensed Molecules and Products, in one or a series of related transactions not in the ordinary course of business to a Third Party; or (b) the acquisition of a party by a Third Party by means of any transaction or series of related transactions to which such party is a party (including, any stock acquisition, merger or consolidation); in either case of subsection (a) or (b), in which transaction or series of transactions the holders of outstanding voting securities of such party immediately prior to such transaction do not beneficially own, directly or indirectly, at least fifty percent (50%) of the combined outstanding voting power of the acquiring entity (or of such party if it is the surviving entity in such transaction described in subsection (b)), or its direct or indirect parent entity, immediately after such transaction or series of related transactions.

1.13 “Collaboration Term” shall mean the period during which the parties shall collaborate on development of the Licensed Molecules and Products for the Primary Indication, commencing on the Effective Date and ending at the completion of activities specified in the Development Plan for the hPOC.

1.14 “Commercially Reasonable Efforts” shall mean those efforts, consistent with the exercise of customary scientific and business practices as applied in the pharmaceutical industry for development and commercialization activities conducted with respect to other products of similar potential and market size.

1.15 “Confidential Information” shall mean any Information possessed, obtained, developed, or created by or on behalf of a party that is disclosed by or on behalf of such party to the other party or its Affiliates under this Agreement.

1.16 “Control” or “Controlled” shall mean, with respect to any Information, Patent or other intellectual property right, the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted by one party to the other party under the terms of this Agreement) of a party to grant access, a license or a sublicense of or under such Information, Patent or other intellectual property rights to another party hereto, or to otherwise disclose proprietary or trade secret information to such other party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.17 “Cost of Goods Sold” or “COGs” shall mean the actual and bona fide and verifiable manufacturing and supply costs including labor, material and factory costs, and including amounts payable to Third Party manufacturers specifically associated with the manufacture and supply by ACADIA or any of its Affiliates of the Licensed Molecules or Products supplied to Licensee, in each case, as recorded in the applicable party’s accounting system according to its standard accounting practices and generally accepted accounting principles for such party.

1.18 “Development Expenses” shall mean the actual and direct costs and expenses, excluding labor or other indirect costs and expenses, relating to the research and development of the Licensed Molecules and Products for the Primary Indication, incurred by either party or any ACADIA Affiliate or MSK Affiliate during the Collaboration Term pursuant to the Development Plan. Expenses shall include payments and accruals recorded in such party’s accounting system according to its standard accounting practices and generally accepted accounting principles for such party.

3.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.19 “Development Plan” shall mean the plan and budget describing the parties’ development activities during the Collaboration Term with respect to the research and development of the Licensed Molecules and Products for the Primary Indication, including the prioritization of development activities aimed at achievement of hPOC, as agreed to by the parties by letter agreement in writing as of the Effective Date and as may be amended from time to time by the JSC.

1.20 “Dropped Product” shall have the meaning provided in Section 5.3.

1.21 “EU” shall mean […***…] countries that are members of the European Union and any successor thereto (as of the applicable time during the Term), or of the European Economic Community, as applicable, which includes, […***…].

1.22 “Executive Officers” shall have the meaning provided in Section 2.3(c).

1.23 “FDA” shall mean the U.S. Food and Drug Administration, or any successor agency thereto.

1.24 “Field” shall mean all human therapeutic and prophylactic uses.

1.25 “First Commercial Sale” shall mean, on a Product-by-Product and country-by-country basis, (a) in the case of ACADIA, the first sale by ACADIA or any of its Affiliates to a Third Party for end use or consumption of a Product in a given country outside the Territory after Regulatory Approval has been granted with respect to such Product in such country, and (b) in the case of MSK, the first sale by MSK or any of its Affiliates or Sublicensees to a Third Party for end use or consumption of a Product in a given country in the Territory after Regulatory Approval has been granted with respect to such Product in such country. Any sale by a party to an Affiliate, Sublicensee (in the case of MSK), or Licensee (in the case of ACADIA), shall not constitute a First Commercial Sale.

1.26 “Human Proof of Concept” or “hPOC” shall mean, with respect to any Licensed Molecule or Product, the establishment of the first proof-of-concept in humans for the Primary Indication, as described in the Development Plan in detail, which shall only be changed by a writing signed by both parties.

1.27 “ICH” shall mean the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.28 “Information” shall mean all tangible and intangible scientific, technical, trade, financial or business information including: (a) cells, cell lines, organisms, animal models, genes, gene fragments, gene sequences and loci, probes, DNA, RNA, cDNA libraries, plasmids, vectors, expression systems, antibodies, proteins, and biological substances, and any constituents, progeny, mutants, derivatives or replications thereof or therefrom; and (b) compounds, solid state forms, compositions of matter, formulations,

4.	*** Confidential Treatment Requested

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

techniques, processes, methods, trade secrets, formulae, procedures, tests, data, results, analyses, documentation, reports, testing information (including pharmacological, toxicological, non-clinical (including chemistry, manufacturing and control), and clinical test design, methods, protocols, data, results, analyses, and conclusions), quality assurance and quality control information, knowledge, know-how, skill, and experience.

1.29 “IND” shall mean an investigational new drug application filed with the applicable Regulatory Authority, which application is required to commence human clinical trials in the applicable country.

1.30 “Inventions” shall mean all inventions discovered, made, conceived, or conceived and reduced to practice, in the course of development activities conducted pursuant to this Agreement.

1.31 “Joint Inventions” shall mean all Inventions discovered, made, conceived, or conceived and reduced to practice, jointly by one or more employees, consultants or contractors of ACADIA or any ACADIA Affiliate and one or more employees, consultants, or contractors of MSK or any MSK Affiliate in the course of development activities conducted pursuant to this Agreement.

1.32 “Joint Patents” shall mean all Patents, other than an ACADIA Patent or a MSK Patent, that claim or disclose Joint Inventions.

1.33 “Joint Development Committee” or “JDC” shall mean the committee composed of an equal number of representatives from each of MSK and ACADIA to be formed as set forth in Section 2.4.

1.34 “Joint Steering Committee” or “JSC” shall mean the committee composed of an equal number of representatives from each of MSK and ACADIA during the Collaboration Term to be formed as set forth in Section 2.1.

1.35 “License Agreement” shall mean an agreement granting a Licensee a license or sublicense under the ACADIA Technology, MSK Technology, Joint Inventions or Joint Patents to research, develop, make, have made, use, market, import, offer for sale or sell the Licensed Molecules and Products in the Field outside the Territory.

1.36 “Licensed Molecules” shall mean any and all compounds that are claimed or covered by an ACADIA Patent, including […***…] whose chemical structures are shown in Exhibit B, and the salts, metabolites and pro-drugs of such compounds.

1.37 “Licensee” shall mean a Third Party to whom a license or sublicense under the ACADIA Technology, MSK Technology, Joint Inventions or Joint Patents has been granted by ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) to research, develop, make, have made, use, market, import, offer for sale or sell the Licensed Molecules and Products in the Field outside the Territory. For the avoidance of doubt, the parties agree that a Third Party or Affiliate of ACADIA that acquires all or substantially all of the business or assets of ACADIA relating to the Licensed Molecules and Products, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, shall not be a Licensee.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.38 “Licensee Revenues” shall mean the total gross amount of consideration received and the value of any other consideration received or obtained by ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) from any and all Licensee(s) pursuant to and in consideration for rights granted to such Licensee under the ACADIA Technology, MSK Technology, Joint Inventions or Joint Patents in the Field outside the Territory under any agreement, including a License Agreement, entered into by ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) and such Licensee(s) after the Effective Date, including (a) license fees, (b) milestone payments, (c) other payments of any kind including royalties based on sales of Products by such Licensee including its permitted sublicensees, (d) payments made in exchange for securities of ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) to the extent that such payments represent a premium over the fair market value of such […***…] and (e) the amount of any net profits of ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) obtained by supplying the Licensed Molecules and Products to such Licensee (i.e. the transfer price from ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) to such Licensee less COGs); but excluding all consideration paid to ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) by such Licensee(s): (i) with respect to research, development and sales and marketing or promotional activities to be performed on and after the execution of the License Agreement by or on behalf of ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) specifically relating to the Licensed Molecules and Products, to the extent such cost does not exceed an amount which is reasonably typical under similar circumstances, (ii) that constitute reimbursement of patent prosecution or enforcement expenses for patent rights or a payment of a share of amounts recovered in enforcing patent or other intellectual property rights excluding a payment of a share of compensatory damages relating to the Products (including without limitation, lost sales or lost profits with respect to the Products) recovered in enforcing any ACADIA Patents, MSK Patents or Joint Patents, (iii) in exchange for securities of ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) to the extent that such payments represent the fair market value of such securities as determined as aforesaid, (iv) as loans, credit lines or other amounts subject to repayment in full, (v) with respect to research, development and sales and marketing or promotional activities or other services by or on behalf of ACADIA, any of its Affiliates or its successor (in case of Change of Control of ACADIA) unrelated to the Licensed Molecules or Products, or (vi) are allocable to or constitute consideration for rights granted to such Licensee with respect to technology Controlled by ACADIA that is not ACADIA Technology, Joint Inventions or Joint Patents. ACADIA confirms that, as of the Effective Date, ACADIA has not entered into any License Agreement.

1.39 “Losses” shall have the meaning provided in Section 11.1.

1.40 “Materials” shall have the meaning provided in Section 3.4.

1.41 “Most Recent Milestone” shall have the meaning provided in Section 5.3.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.42 “MSK Affiliate” shall mean any entity that is an Affiliate of MSK; provided that, effective upon Change of Control of MSK, the term “MSK Affiliate” shall mean only any entity that is, directly or indirectly, through one or more intermediaries, controlled (as such term is defined in Section 1.8) by MSK, but for only so long as such control exists.

1.43 “MSK Data” shall mean all non-clinical (including chemistry, manufacturing and control) and clinical data and regulatory filings (including Regulatory Filings), correspondence and approvals pertaining to the Licensed Molecules or Products in the Field in the Territory that MSK or any MSK Affiliate Controls as of the Effective Date or during the Term.

1.44 “MSK Indemnitee” shall have the meaning provided in Section 11.1.

1.45 “MSK Inventions” shall mean all Inventions discovered, made, conceived, or conceived and reduced to practice, solely by one or more employees, consultants or contractors of MSK or any MSK Affiliate in the course of development activities conducted pursuant to this Agreement.

1.46 “MSK Know-How” shall mean all Information that MSK or any MSK Affiliate Controls as of the Effective Date or during the Term that is necessary or useful for the research, development, manufacture, use, marketing, import, offer for sale or sale of any Licensed Molecule or Product in the Field, including any replication or any part of such Information. The MSK Know-How includes the MSK Data.

1.47 “MSK Patents” shall mean all Patents that MSK or any MSK Affiliate Controls as of the Effective Date or during the Term that claim any Licensed Molecule or Product or its method of manufacture or use in the Field, including Patents claiming or covering MSK Inventions, but excluding MSK’s interest in any Joint Patents.

1.48 “MSK Technology” shall mean MSK Know-How and MSK Patents.

1.49 “MSK Threshold” shall have the meaning provided in Section 5.2(a).

1.50 “NDA” shall mean a new drug application filed with the applicable Regulatory Authority, which application is required for marketing approval for the applicable Product in the applicable country.

1.51 “Net Sales” shall mean, with respect to each Product, the gross amounts invoiced by (a) in the case of any country outside the Territory in which ACADIA and its Affiliates is the selling party, by ACADIA or its Affiliates and (b) in the case of any country in the Territory in which MSK, MSK Affiliate and Sublicensee is the selling party, by MSK, its Affiliates and Sublicensees, for sales or other dispositions of such Product to Third Parties that are not Sublicensees of the selling party (unless such Affiliate or Sublicensee is the end user of such Product, in which case the amount billed therefor shall be deemed to be the amount that would be billed to a Third Party end user in an arm’s-length transaction), less the following items, as allocable to such Product (if not previously deducted from the amount invoiced): (a) trade, quantity or cash discounts actually allowed (provided that such discounts are not applied disproportionately to Product when compared to other products of the selling party and its Affiliates and, in the case of

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

MSK, Sublicensees in the Field), including charge back payments, administrative fees, and rebates granted to managed care organizations, purchasers and reimbursers or to trade customers, including wholesalers and chain and pharmacy buying groups, (b) credits actually allowed for claims, allowances for damaged goods, retroactive price reductions or returned goods, (c) prepaid freight, postage, shipping, customs duties and insurance charges and (d) sales taxes, value added taxes, duties and other governmental charges, rebates or charge backs actually paid in connection with the sale, to the extent not reimbursed (but excluding what are commonly known as income taxes).

1.52 “Nondisclosure Agreement” shall mean the nondisclosure agreement between the parties dated March 11, 2005 and amended as of January 31, 2008.

1.53 […***…].

1.54 “Patents” shall mean all patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, provisionals, substitutions, reissues, re-examinations, extensions, restorations by existing or future extension or restoration mechanisms, registrations, patent term extensions, supplemental protection certificates or the equivalent thereof, and renewals of a patent or patent application, inventor’s certificates, and any confirmation patent or registration patent or patent of addition based on any such patents and patent applications.

1.55 “Percentage-Based Payments” shall have the meaning provided in Section 5.8.

1.56 “Phase I Clinical Study” shall mean a human clinical study conducted in a small number of healthy volunteers designed or intended to establish an initial safety profile, pharmacodynamics, or pharmacokinetics of a Product.

1.57 “Phase II Clinical Study” shall mean a study of a Product in human patients to determine initial efficacy before embarking on Phase III Clinical Studies.

1.58 “Phase III Clinical Study” shall mean a study in human patients with a defined dose or a set of defined doses of a Product designed to ascertain efficacy of such Product for inclusion in an application to be submitted for Regulatory Approval to the competent Regulatory Authorities.

1.59 “Primary Indication” shall mean the indication to be pursued as a top priority during the Collaboration Term. It is the mutual understanding between the parties that the Primary Indication shall be schizophrenia and its related diagnosed disorders, including, but not limited to, […***…]. The Primary Indication shall only be changed by a writing signed by both parties.

1.60 “Product” shall mean a pharmaceutical product containing at least one Licensed Molecule, including all dosage forms, formulations, line extensions and modes of administration thereof.

1.61 “Quarterly Report” shall have the meaning provided in Section 5.2(b).

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Commission. Confidential Treatment Requested Under

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1.62 “Regulatory Approval” shall mean any and all approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a Product in a given jurisdiction.

1.63 “Regulatory Authority” shall mean any national, provincial or local regulatory agency, department, bureau or other government entity, that has responsibility in its applicable jurisdiction over the research, development, manufacture and/or commercialization of the Licensed Molecules and Products in a given jurisdiction.

1.64 “Regulatory Filing” shall mean any IND or NDA filed with the applicable Regulatory Authority in a given country.

1.65 “Replacement Product” shall have the meaning provided in Section 5.3.

1.66 “Research Agreement” shall mean the Research and Option Agreement between the parties entered into on March 30, 2007, and as amended as of April 18, 2007, July 9, 2007, October 17, 2007, December 21, 2007 and February 14, 2008.

1.67 “Royalty Term” shall mean, on a Product-by-Product and country-by-country basis, the period of time commencing on the First Commercial Sale of a Product in the Field in a country and ending at the later of either (a) […***…] years after the date of the First Commercial Sale of such Product in such country and (b) […***…].

1.68 “SEC” shall mean the U.S. Securities and Exchange Commission or any successor entity.

1.69 […***…].

1.70 “Sublicensee” shall mean a Third Party or Affiliate of MSK to whom MSK has granted a license or sublicense to research, develop, make, have made, use, market, import, offer for sale or sell Products (either independently from or in cooperation with MSK) in the Field in the Territory, beyond the mere right to purchase Products from MSK or its Affiliates. For the avoidance of doubt, the parties agree that a Third Party or Affiliate of MSK that acquires all or substantially all of the business or assets of MSK relating to the Licensed Molecules and Products, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, shall not be a Sublicensee.

1.71 “Term” shall have the meaning provided in Section 10.1.

1.72 “Territory” shall mean Japan, Bangladesh, Brunei, Cambodia, China, India, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, South Korea, Taiwan, Thailand and Vietnam.

1.73 “Third Party” shall mean any entity other than ACADIA or MSK or an Affiliate of ACADIA or MSK.

1.74 “Unachieved Payment” shall have the meaning provided in Section 5.4.

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Commission. Confidential Treatment Requested Under

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1.75 “US” shall mean the United States of America, including the District of Columbia.

1.76 “Valid Claim” shall mean a claim of an issued and unexpired patent within any ACADIA Patent, MSK Patent or Joint Patent, […***…], which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.77 “Withdrawal Notice” shall have the meaning provided in Section 2.5.

2. DEVELOPMENT GOVERNANCE

2.1 Joint Steering Committee Formation and Meetings.

(a) Formation; Composition. Promptly after the Effective Date, the parties will form the Joint Steering Committee. The JSC shall have three (3) representatives from each of ACADIA and MSK. The JSC shall remain in place during the Collaboration Term. Each party may change the identity of any or all of its members on the JSC at any time in its sole discretion. One member of the JSC shall be selected to act as the chairperson of the JSC, with each chairperson acting for a term of twelve (12) months. The chairperson shall be selected alternately by ACADIA and MSK, and ACADIA shall designate the first chairperson.

(b) Meetings. The JSC shall meet at pre-scheduled meetings four (4) times per year and at any other meetings called from time to time by the mutual agreement of the parties. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties, and the parties shall agree upon the time of meetings. Each member of the JSC may be represented at any JSC meeting by a designee appointed by such member for such meeting, provided that such member shall designate such designee in writing to the chairperson of the JSC at least two (2) days prior to such JSC meeting. A reasonable number of additional representatives of a party may attend meetings of the JSC in a non-voting capacity upon written notice to the other party. The chairperson of the JSC or his or her designee shall prepare minutes of each meeting of the JSC and shall circulate such minutes no later than four (4) weeks following such meeting. At each meeting of the JSC, following the first meeting, the prior meeting’s minutes will be approved by the JSC with such changes to the minutes as may be agreed to by the members of the JSC. Any costs and expenses incurred by each party related to a JSC meeting, including, if applicable, travel and/or telecommunication expenses, shall be borne by each party, and shall not be deemed Development Expenses.

2.2 Joint Steering Committee Functions and Powers. The responsibilities of the JSC shall be as follows:

(a) oversight of the joint research and development of the Licensed Molecules and Products by the parties during the Collaboration Term, including reviewing and discussing non-clinical (including chemistry, manufacturing and control) and clinical study results, patent strategies for any Joint Patent, regulatory strategies, and process and product development and supply of the Licensed Molecules and Products under the Development Plan during the Collaboration Term;

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(b) review and approve amendments to the Development Plan; and

(c) so long as the JSC remains in effect, act as a mechanism for the parties to share information with respect to the research and development and commercialization of the Licensed Molecules and Products.

2.3 Joint Steering Committee Decision-Making.

(a) Decisions of the JSC shall be made by unanimous vote, with the JSC representatives of ACADIA collectively having one vote and the JSC representatives of MSK collectively having one vote.

(b) If the JSC is unable to reach a unanimous vote on any matter, then the matter shall be referred to the most senior research and development executive of each of ACADIA and MSK for further discussion and resolution. These individuals shall have thirty (30) calendar days to attempt in good faith, with due consideration for the parties’ respective territorial rights and economic interests, to resolve the matter and thereby make the decision on behalf of the JSC.

(c) If the individuals referred to in Section 2.3(b) above are unable to reach an agreement by the end of such thirty (30) calendar days, then the matter shall be referred to the Chief Executive Officer of ACADIA and the President of Pharmaceutical Company of MSK (the “Executive Officers”). The Executive Officers shall have twenty (20) calendar days to attempt in good faith, with due consideration for the parties’ respective territorial rights and economic interests, to resolve the matter and thereby make the decision on behalf of the JSC. If the Executive Officers cannot resolve the issue then it will be settled by arbitration as provided for in Section 12.1.

2.4 Joint Development Committee. Prior to the earlier of (i) the commencement of development of any Licensed Molecule or Product by MSK in the Territory or (ii) the end of the Collaboration Term, the parties shall establish a Joint Development Committee. The JDC shall have three (3) representatives from each of ACADIA and MSK. The JDC shall provide the forum, with respect to the Licensed Molecules and Products, for (a) oversight of and sharing information about the development activities and plan in the Field in and outside the Territory; (b) planning and coordination regarding a possible implementation of the international clinical trials including Japanese population and/or sites; (c) planning and coordination regarding a possible implementation of the non-clinical studies, including, but not limited to, long-term toxicity studies, carcinogenicity studies, which shall be commonly necessary in and outside the Territory from the standpoint of regulations; (d) coordination of global safety database for the Licensed Molecules and/or Products under development and commercialization; and (e) such other functions and powers as mutually agreed upon by the parties in writing on a case-by-case basis. Any costs and expenses incurred by each party related to a JDC meeting, including, if applicable, travel and/or telecommunication expenses, shall be borne by each party.

2.5 Withdrawal. At any time during the Term and for any reason, ACADIA shall have the right to withdraw from participation in the JSC and/or JDC upon written notice to MSK, which notice shall be effective immediately upon receipt by MSK (the “Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 2.5, ACADIA’s representatives on

11.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

the JSC or JDC, as applicable, shall not participate in any meetings of such committee, nor shall ACADIA have any right to vote on any decision within the authority of such committee. If, at any time, following the issuance of a Withdrawal Notice, ACADIA wishes to resume participation in the applicable committee, ACADIA shall notify MSK in writing and, thereafter, ACADIA’s representatives on such committee shall be entitled to attend any subsequent meeting of such committee and to participate in the activities of, and decision-making by, such committee, as provided in this Section 2 as if a Withdrawal Notice had not been issued by ACADIA. Following ACADIA’s issuance of a Withdrawal Notice, unless and until ACADIA resumes participation in the applicable committee in accordance with this Section 2.5, (i) all meetings of the applicable committee may be held at MSK’s facilities at MSK’s sole discretion; (ii) MSK shall have the right to make the final decision on all matters within the scope of authority of the applicable committee; and (iii) ACADIA shall have the right to continue to receive the minutes of the applicable committee meetings, but shall not have the right to approve the minutes for any committee meeting held after ACADIA’s issuance of a Withdrawal Notice with respect to such committee. Notwithstanding the foregoing, in the event that ACADIA withdraws from the JSC, any changes to the Development Plan after such withdrawal must be approved by both ACADIA and MSK.

2.6 Limited Authority. Notwithstanding the creation of the JSC and JDC, each party shall retain the rights and powers granted to it hereunder, and the JSC and JDC shall not be delegated or vested with such rights or powers unless such delegation or vesting is expressly provided herein or both parties expressly so agree in writing. The JSC and JDC shall not have the power to amend or modify this Agreement, and its decision shall not be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JSC and JDC are only those specific issues that are expressly provided for in this Agreement to be decided by the JSC and JDC.

3. DEVELOPMENT AND COMMERCIALIZATION

3.1 Development Activities.

(a) Development Prior to hPOC. Subject to the terms and conditions of this Agreement, during the Collaboration Term, each party shall be responsible for managing and controlling its respective research and development activities in accordance with the Development Plan under the leadership and oversight of the JSC, which shall specify the product and process development and supply activities to be conducted by the parties. The costs of such joint research and development activities during the Collaboration Term shall be allocated in accordance with Section 5.2.

(b) MSK’s Development Obligation in the Territory. MSK shall solely be responsible, at its sole cost and expense, for development and commercialization activities for the Licensed Molecules and Products in the Field in the Territory that are not covered by the Development Plan, including product and process development and supply of the Licensed Molecules and Products in the Territory.

12.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) Conduct of Development. Each party shall use its Commercially Reasonable Efforts during the Collaboration Term to perform its development activities under this Agreement in accordance with the Development Plan and the terms and conditions of this Agreement. The initial Development Plan has been agreed upon in writing by the parties by letter agreement dated concurrently herewith and may be amended by the JSC. Each party shall conduct its development activities under this Agreement in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations. Each party hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a or comparable law in performing any development activities hereunder. Each party shall proceed diligently and in a timely manner with the work set out in the Development Plan by using its good faith efforts to allocate sufficient time, effort, equipment and facilities to such development activities and to use personnel with sufficient skills and experience as are required to accomplish such development activities in accordance with the terms of this Agreement. Each party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such party in the performance of its development activities under this Agreement.

(d) Consideration of Supply Proposal. At any time, during or after the Collaboration Term, ACADIA shall consider in good faith any proposal by MSK to supply the Licensed Molecules and/or Products to ACADIA for use in the Field outside the Territory, which proposal shall include terms and conditions for quality, quantity, back-up supply rights and pricing that are competitive with terms available from potential Third Party suppliers considered by ACADIA at such time. In the event that the parties reach mutual agreement for MSK to supply the Licensed Molecules and/or Products to ACADIA for use in the Field outside the Territory, such agreement shall be set forth in a separate written agreement between the parties.

3.2 Disclosure of Technology. To facilitate the further development of the Licensed Molecules and Products by the parties, (i) ACADIA shall within thirty (30) days from the Effective Date, or a later time that is mutually acceptable to both parties, make available to MSK the ACADIA Technology existing as of the Effective Date and (ii) MSK shall within thirty (30) days from the Effective Date, or a later time that is mutually acceptable to both parties, make available to ACADIA the MSK Technology existing as of the Effective Date. In addition, each party shall from time to time, but in no event less frequently than once every three (3) months, notify the other party in writing of any Information generated or obtained by or on behalf of such party in the course of development activities conducted under this Agreement and any Patents filed claiming Inventions, in each case in sufficient detail to enable the other party to practice such Inventions and Information pursuant to the licenses granted hereunder.

3.3 Use of Subcontractors. Each party may perform some of its development activities under this Agreement through one or more subcontractors, provided that (a) none of the other party’s rights hereunder are diminished or otherwise adversely affected as a result of such subcontracting, and (b) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information which are substantially the same as those undertaken by the parties pursuant to Section 9. In the event a party performs any of its development activities hereunder through a subcontractor, then such party will at all times be fully responsible for the performance and payment of such subcontractor.

13.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3.4 Materials Transfer. In order to facilitate the development activities contemplated by this Agreement, either party may provide to the other party certain biological materials or chemical compounds Controlled by the supplying party (collectively, “Materials”) for use by the other party in furtherance of such development activities. Except as otherwise provided for under this Agreement, all such Materials delivered to the other party will remain the sole property of the supplying party, will be used only in furtherance of the development activities conducted in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party, except for subcontractors pursuant to Section 3.3, without the prior written consent of the supplying party, and will be used in compliance with all applicable laws, rules and regulations. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.5 Disclosure Regarding Development Efforts. ACADIA will share with MSK on a quarterly basis information regarding the development of the Licensed Molecules and Products in the Field outside the Territory and (to the extent the license granted under Section 4.2(b) is exercised) in the Territory by ACADIA, its Affiliates and Licensees, including the results of non-clinical (including chemistry, manufacturing and control) studies and clinical trials conducted by, or on behalf of, ACADIA, its Affiliates and Licensees in the Field outside the Territory and (to the extent the license granted under Section 4.2(b) is exercised) in the Territory, and ACADIA shall provide MSK with prompt written notice of (i) the initiation of any Phase I Clinical Study, Phase II Clinical Study and Phase III Clinical Study and (ii) the making of any Regulatory Filing and the receipt of any Regulatory Approval outside the Territory, in each case in any country. MSK will share with ACADIA on a quarterly basis information regarding the development of the Licensed Molecules and Products in the Field in the Territory and (to the extent the license granted under Section 4.1(b) is exercised) outside the Territory by MSK, its Affiliates and Sublicensees, including the results of non-clinical (including chemistry, manufacturing and control) studies and clinical trials conducted by, or on behalf of, MSK and its Affiliates and Sublicensees in the Field in the Territory and (to the extent the license granted under Section 4.1(b) is exercised) outside the Territory, and MSK shall provide ACADIA with prompt written notice of (i) the initiation of any Phase I Clinical Study, Phase II Clinical Study and Phase III Clinical Study and (ii) the making of any Regulatory Filing and the receipt of any Regulatory Approval in the Territory, in each case in any country. Sharing of information under this Section 3.5 may be accomplished by providing such information through the JDC.

14.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3.6 Commercialization.

(a) Outside the Territory. Subject to the terms and conditions of this Agreement, ACADIA, and as applicable its Affiliates and Licensees, shall control, and be solely responsible for the costs associated with, the registration and commercialization of the Licensed Molecules and Products in the Field outside the Territory, including the supply of the Licensed Molecules and Products necessary for the foregoing activities.

(b) In the Territory. Subject to the terms and conditions of this Agreement, MSK, and as applicable its Affiliates and Sublicensees, shall control, and be solely responsible for the costs associated with, the registration and commercialization of the Licensed Molecules and Products in the Field in the Territory, including the supply of the Licensed Molecules and Products necessary for the foregoing activities. MSK agrees to use Commercially Reasonable Efforts (directly and/or through one or more Affiliates and Sublicensees) to obtain Regulatory Approval for and, after such Regulatory Approval is obtained, commercialize at least one Product in the Field in Japan, however, both parties understand that (i) the failure to obtain such Regulatory Approval and to achieve such commercialization due to poor efficacy or safety issues or other commercially justifiable reasons shall not be deemed a breach of this Agreement and (ii) the delay or suspension of obtaining Regulatory Approval and the commercialization of the Licensed Molecules and Products in the Territory shall not be deemed a breach of this Agreement if such delay or suspension is due to the development and commercialization of the corresponding Licensed Molecules and Products outside the Territory being delayed or suspended.

3.7 Adverse Event Reporting; Pharmacovigilance Agreement. As between the parties: (a) ACADIA shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and safety data relating to the Licensed Molecules and Products in the Field to the appropriate Regulatory Authorities outside the Territory; and (b) except as otherwise agreed in writing by the parties, MSK shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and safety data relating to the Licensed Molecules and Products in the Field to the appropriate Regulatory Authorities in the Territory; all in accordance with applicable laws, rules and regulations of the relevant countries and Regulatory Authorities. The parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Licensed Molecules and Products worldwide within appropriate timeframes and in an appropriate format to enable each party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.

15.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4. GRANT OF RIGHTS

4.1 License Grant to MSK

(a) Exclusive License in the Territory. Subject to the terms and conditions of this Agreement, ACADIA hereby grants to MSK, during the Term, an exclusive (except as to ACADIA, its Affiliates and its Licensee(s), as required to utilize the license granted in Section 4.2(b) for the limited purpose of such license grant under Section 4.2(b)), royalty-bearing license, with the right to sublicense subject to Section 4.1(c), under the ACADIA Patents that cover the Territory and the ACADIA Know-How and ACADIA’s rights under the Joint Inventions and the Joint Patents, to research, develop, make, have made, use, import, market, offer for sale and sell the Licensed Molecules and Products in the Field in the Territory. The license granted in this Section 4.1(a) includes the grant to MSK, during the Term, of the right to access, use and reference all ACADIA Data in order to practice the license granted in the foregoing sentence and the license granted in Section 4.1(b).

(b) Research and Manufacturing License Outside the Territory. ACADIA hereby grants to MSK, during the Term, a non-exclusive license, with the right to sublicense subject to Section 4.1(c), under the ACADIA Patents that cover outside of the Territory and the ACADIA Know-How and ACADIA’s rights under the Joint Inventions and Joint Patents, to research, develop and manufacture the Licensed Molecules and Products outside the Territory solely for the purpose of advancing the research, development and commercialization of the Licensed Molecules and Products in the Field in the Territory.

(c) Sublicenses. MSK shall have the right to grant sublicenses (through multiple tiers of sublicense) of any rights that have been granted to MSK under Sections 4.1(a) and (b) to a Sublicensee; provided that […***…]. Any such sublicense granted by MSK shall be set forth in a written agreement that binds such Sublicensee to all applicable provisions in this Agreement, including obligations with respect to ownership of intellectual property, confidentiality, indemnity and reporting, as well as access to Information and Patents as provided in this Section 4.1(c) and assignment of rights of Sublicensees in the event that such Sublicensees do not become direct licensees of ACADIA as set forth in Section 10.5(b)(vi). MSK shall provide ACADIA a copy of any agreement pursuant to which any rights granted to MSK under Sections 4.1(a) and (b) are sublicensed within twenty (20) calendar days of the execution of such sublicense agreement (from which MSK may redact any confidential provisions that are not related to such sublicense and the terms thereof). MSK shall obtain from each Sublicensee a license or other grant of rights to MSK of all Information (including all non-clinical (including chemistry, manufacturing and control) and clinical data and Regulatory Filings, correspondence and approvals pertaining to the Licensed Molecules or Products in the Field in the Territory) and Patents owned by or licensed to such Sublicensee (or its Affiliates or further sublicensees), which arise or are developed or acquired in the course of practicing the ACADIA Technology, the MSK Technology, Joint Inventions or Joint Patents and are necessary for the research, development, manufacture, use, marketing, import, offer for sale or sale of the Licensed Molecules and Products in the Field outside the Territory and for the research, development and manufacture of the Licensed Molecules and Products in the Territory for the limited purpose set forth in Section 4.2(b), as necessary so that rights to such Information and Patents are included in the MSK Technology licensed to ACADIA pursuant to Section 4.2(a) and (b). […***…].

16.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.2 License Grant to ACADIA.

(a) Exclusive License Outside the Territory. Subject to the terms and conditions of this Agreement, MSK hereby grants to ACADIA, during the Term, an exclusive (except as to MSK, its Affiliates and its Sublicensees as required to utilize the license granted in Section 4.1(b) for the limited purpose of such license grant under Section 4.1(b)), royalty-bearing, license, with the right to sublicense subject to Section 4.2(c), under the MSK Patents that cover outside of the Territory and MSK Know-How and MSK’s rights under the Joint Inventions and the Joint Patents to research, develop, make, have made, use, import, market, offer for sale and sell the Licensed Molecules and Products in the Field outside the Territory. The license granted in this Section 4.2(a) includes the grant to ACADIA, during the Term, of the right to access, use and reference all MSK Data in order to practice the license granted in the foregoing sentence and the license granted in Section 4.2(b).

(b) Research and Manufacturing License in the Territory. MSK hereby grants to ACADIA, during the Term, a non-exclusive license, with the right to sublicense subject to Section 4.2(c), under the MSK Patents that cover the Territory and MSK Know-How and MSK’s rights under the Joint Inventions and Joint Patents, to research, develop and manufacture the Licensed Molecules and Products in the Territory solely for the purpose of advancing the research, development and commercialization of the Licensed Molecules and Products outside the Territory.

(c) Licenses and Sublicenses. ACADIA shall have the right to grant sublicenses (through multiple tiers of sublicense) of any rights that have been granted to ACADIA under Sections 4.2(a) and 4.2(b) to its Affiliates and to Third Parties. Any such sublicense granted by ACADIA shall be set forth in a written agreement that binds such sublicensee to all applicable provisions in this Agreement, including obligations with respect to ownership of intellectual property, confidentiality, indemnity and reporting, as well as access to Information and Patents as provided in this Section 4.2(c). ACADIA shall provide MSK a copy of any agreement pursuant to which any rights granted to ACADIA under Sections 4.2(a) and 4.2(b) are sublicensed within twenty (20) calendar days of the execution of such sublicense agreement (from which ACADIA may redact any confidential provisions that are not related to such sublicense and the terms thereof, except for the financial terms including royalties, upfront and license fees necessary to permit MSK to confirm the accuracy of the Licensee Revenues). ACADIA shall obtain from each Licensee and each such sublicensee a license or other grant of rights to ACADIA of all Information (including all non-clinical (including chemistry, manufacturing and control) and clinical data and Regulatory Filings, correspondence and approvals pertaining to the Licensed Molecules or Products in the Field outside the Territory) and Patents owned by or licensed to such Licensee or sublicensee (or its Affiliates or further sublicensees), which arise or are developed or acquired in the course of practicing the ACADIA Technology, the MSK Technology, Joint Inventions or Joint Patents and are necessary for the research, development, manufacture, use, marketing, import, offer for sale or sale of the Licensed Molecules and Products in the Field in the Territory and for the research, development and manufacture of the Licensed Molecules and Products outside the Territory for the limited purpose set forth in Section 4.1(b), as necessary so that rights to such Information and Patents are included in the ACADIA Technology licensed to MSK pursuant to Section 4.1(a) and (b). […***…].

17.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.3 Limitations.

(a) Limitations on MSK. To the extent not otherwise prohibited by law, MSK shall not, and shall cause its Affiliates and Sublicensees not to, (i) sell any Product to customers outside the Territory or to any Third Party in the Territory that MSK has reasonable grounds to believe is likely to export any Product outside of the Territory or (ii) sell any Product outside the Field in the Territory or to any Third Party in the Territory that MSK has reasonable grounds to believe is likely to sell such Product outside the Field. If MSK becomes aware that a Third Party is exporting Products acquired from MSK or its Affiliates or Sublicensees to a country outside the Territory, then MSK shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by applicable laws to stop or deter such Third Party from continuing such exportation, including by ceasing or limiting the supply of the Product to such Third Party. All inquiries or orders received by MSK or its Affiliates or Sublicensees for Products to be delivered outside the Territory or outside the Field shall be referred to ACADIA or its designee.

(b) Limitations on ACADIA. To the extent not otherwise prohibited by law, ACADIA shall not, and shall cause its Affiliates, Licensees and its sublicensees not to, sell any Product for use in the Field to customers in the Territory or to any Third Party that ACADIA has reasonable grounds to believe are likely to import any Product into the Territory for sale in the Field. If ACADIA becomes aware that a Third Party is exporting any Product acquired from ACADIA or its Affiliates or Licensee into the Territory for sale in the Field, then ACADIA shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by applicable laws to stop or deter such Third Party from continuing such exportation, including by ceasing or limiting the supply of such Product to such Third Party. All inquiries or orders received by ACADIA or its Affiliates or Licensees for Products to be distributed in the Territory for sale in the Field shall be referred to MSK or its designee.

4.4 Retained Rights; No Implied Licenses.

(a) ACADIA Retained Rights. For avoidance of doubt, the license granted in Section 4.1 shall not in any way be interpreted as granting MSK a license or sublicense with respect to the Licensed Molecules, Products and the ACADIA Technology and with respect to ACADIA’s rights under the Joint Inventions and Joint Patents, in each case, for use outside of the Territory (except as expressly provided in Section 4.1(b)) or for use outside of the Field within the Territory during the Term, which rights are reserved to ACADIA. ACADIA hereby expressly reserves the right to practice, and to grant licenses under, the ACADIA Technology and ACADIA’s rights in the Joint Inventions and Joint Patents for any and all purposes, except to the extent that MSK has been granted a license under Section 4.1. MSK agrees not to practice any ACADIA Technology except pursuant to the license expressly granted to MSK under Section 4.1 or any other written agreement between the parties.

18.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b) MSK Retained Rights. For avoidance of doubt, the license granted in Section 4.2 shall not in any way be interpreted as granting ACADIA a license or sublicense with respect to the MSK Technology and MSK’s rights under the Joint Inventions and Joint Patents for use in the Territory (except as expressly provided in Section 4.2(b)) and for use outside of the Field during the Term, which rights are reserved to MSK. MSK hereby expressly reserves the right to practice, and to grant licenses under, the MSK Technology and MSK’s rights in the Joint Inventions and Joint Patents for any and all purposes, except to the extent that ACADIA has been granted a license under Section 4.2. ACADIA agrees not to practice any MSK Technology except pursuant to the license expressly granted to ACADIA under Section 4.2 or any other written agreement between the parties.

(c) No Implied License. No right or license under any Patents or other intellectual property rights of a party is granted or shall be granted by implication to the other party, and each party agrees not to practice any Patents or other intellectual property rights of the other party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the parties. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

5. FEES AND PAYMENTS

5.1 License Fees.

(a) Initial Fee. Promptly following the Effective Date, but in any event within ten (10) Business Days after the Effective Date, MSK shall pay ACADIA a non-refundable, non-creditable fee of […***…] as partial consideration for the rights granted to MSK under this Agreement.

(b) Additional Fees. Subject to Section 5.4, […***…], MSK shall pay ACADIA a non-refundable, non-creditable fee of […***…] as partial consideration for the rights granted to MSK under this Agreement. […***…], MSK shall pay ACADIA a second non-refundable, non-creditable fee of […***…] as partial consideration for the rights granted to MSK under this Agreement.

5.2 Development Funding.

(a) Funding Obligation. During the Collaboration Term, subject to the terms of this Section 5.2, (i) MSK shall bear one hundred percent (100%) of the Development Expenses for the first fifteen million US Dollars (US$15,000,000) (the “MSK Threshold”), subject to its right to […***…], and (ii) once the MSK Threshold is reached, […***…]. If ACADIA or its successor (in case of Change of Control of ACADIA) enters into a License Agreement […***…].

(b) Payment. Following the end of each Calendar Quarter during the Collaboration Term, each party will provide a written report (each, a “Quarterly Report”) to the other party setting forth in reasonable detail the Development Expenses relating to such Calendar Quarter and, in case of ACADIA, the payment due to ACADIA from MSK in accordance with Section 5.2(a). MSK shall pay the amount due as set forth in the applicable Quarterly Report within thirty (30) calendar days after receipt of such Quarterly Report.

19.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) Audit. Each party shall have the right to cause an independent, certified public accounting firm reasonably acceptable to the other party to audit the other party’s records relating to Development Expenses to confirm the amount of the Development Expenses reflected in the Quarterly Reports. Such audit right may be exercised during normal business hours upon reasonable prior written notice to the audited party; provided that such audit right may be exercised no more than once in any twelve (12) month period and no more than once with regard to any given Calendar Quarter. As appropriate, prompt adjustments to payments made pursuant to the terms of this Agreement shall be made by the parties to reflect the results of such audit. The auditing party shall bear the full cost of such audit unless such audit discloses an over-reporting by the audited party of more than […***…] of the amount of Development Expenses for a given Calendar Quarter, in which case, the audited party shall bear the full cost of such audit.

5.3 Milestone Payments. Subject to Section 5.4, within thirty (30) calendar days following the occurrence of each of the events set forth below with respect to a Product, MSK shall pay to ACADIA the milestone payments set forth below:

Milestone Event	Milestone Payment
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

Each of the milestone payments described in this Section 5.3 shall be payable only one time for each Product, regardless of the number of indications, dosage forms, formulations, line extensions and modes of administration in the Field for which such Product is developed or commercialized; provided, further, that (i) if (a) development of a Product is abandoned after one or more of the milestone payments under this Section 5.3 has been made (a “Dropped Product”) and (b) a different Product (the “Replacement Product”) is developed for any indication as a replacement for such Dropped Product, then only those milestone payments under this Section 5.3 that were not previously made with respect to the Dropped Product shall be payable with respect to the Replacement Product and (ii) the milestone payments payable pursuant to this Section 5.3 shall be […***…] for any Product (other than a Replacement Product) that reaches the applicable milestone event after the initial Product has reached such milestone event, provided, however, that such […***…] milestone payments for such Product shall not become due so long as such Product has a possibility of becoming the Replacement Product. If any milestone event (the “Most Recent Milestone”) is achieved with respect to a Product without MSK having paid milestone payments for achievement of earlier milestone events with respect to such Product (or, if applicable, the Dropped Product that it is replacing), then MSK shall pay to ACADIA any missed milestone payments at the same time the Most Recent Milestone payment is due. All payments made to ACADIA pursuant to this Section 5.3 are non-refundable and may not be credited against any other payments payable by MSK to ACADIA under this Agreement.

20.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

5.4 […***…]

5.5 Royalties Payable to ACADIA. MSK shall pay to ACADIA royalties on Net Sales of each Product by MSK and its Affiliates and Sublicensees in the Territory as follows:

(a) […***…] of that portion of total Annual Net Sales of each Product in the Territory that is less than […***…];

(b) […***…] of that portion of total Annual Net Sales of each Product in the Territory that is greater than or equal to […***…] and less than […***…];

(c) […***…] of that portion of total Annual Net Sales of each Product in the Territory that is greater than or equal to […***…] and less than […***…]; and

(d) […***…] of that portion of total Annual Net Sales of each Product in the Territory that is greater than […***…].

[…***…]

5.6 Royalties Payable to MSK. ACADIA shall pay to MSK royalties on Net Sales of each Product by ACADIA and its Affiliates (but not Net Sales of its Licensees) outside the Territory at the following rates:

(a) […***…] of that portion of total Annual Net Sales of each Product outside the Territory that is less than […***…]; and

(b) […***…] of that portion of total Annual Net Sales of each Product outside the Territory that is greater than or equal to […***…].

[…***…].

5.7 Licensee Revenues. ACADIA, its Affiliates or its successor (in case of Change of Control of ACADIA) shall pay to MSK so long as ACADIA, such Affiliates or such successor obtains any Licensee Revenues […***…].

5.8 Royalty Term. The payments specified in Section 5.5 and 5.6 (the “Percentage-Based Payments”) shall be payable on a Product-by-Product and country-by-country basis for a period equal to the Royalty Term for such Product in such country.

5.9 Royalty Adjustment.

(a) Adjustment to MSK Royalty. Without prejudice to the provision of Section 7.4, in the event MSK desires to utilize an issued Patent owned or Controlled by a Third Party which is useful for research, development, manufacture and commercialization of

21.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

the Licensed Molecules and Products in the Field, both ACADIA and MSK shall discuss the feasibility of obtaining the license or other similar right under such Patent. If both ACADIA and MSK agree to obtain a license or other similar right under any issued Patent owned or Controlled by any Third Party in a particular country in the Territory (which agreement not to be unreasonably withheld by ACADIA), MSK shall have the right to offset […***…] due to such Third Party in such country against the amount of royalties that would otherwise be payable pursuant to Section 5.5 for such country, provided, however, that the amount of the offset allowed in any particular Calendar Quarter shall […***…] of the amount of the royalty payable by MSK to ACADIA for such Calendar Quarter in such country. MSK shall be permitted to carry forward the amount of any offset that […***…] of the amount of the royalties payable in a particular Calendar Quarter in such country, and apply such amount against royalties payable in subsequent Calendar Quarter(s) for such country until such amount has been exhausted but so long as MSK’s royalty obligation in such country remains. If ACADIA does not agree as provided for in the second sentence of this paragraph, MSK shall be free to obtain such license or other similar right at its sole discretion and expenses.

(b) Adjustment to ACADIA Royalty. In the event ACADIA desires to utilize an issued Patent owned or Controlled by a Third Party which is useful for research, development, manufacture and commercialization of the Licensed Molecules and Products in the Field, both MSK and ACADIA shall discuss the feasibility of obtaining the license or other similar right under such Patent. If both MSK and ACADIA agree to obtain a license or other similar right under any issued Patent owned or Controlled by any Third Party in a particular country outside the Territory (which agreement not to be unreasonably withheld by MSK), ACADIA shall have the right to offset […***…] due to such Third Party in such country against the amount of royalties that would otherwise be payable pursuant to Section 5.6 for such country, provided, however, that the amount of the offset allowed in any particular Calendar Quarter shall […***…] of the amount of the royalty payable by ACADIA to MSK for such Calendar Quarter in such country. ACADIA shall be permitted to carry forward the amount of any offset that […***…] of the amount of the royalties payable in a particular Calendar Quarter in such country, and apply such amount against royalties payable in subsequent Calendar Quarter(s) for such country until such amount has been exhausted but so long as ACADIA’s royalty obligation in such country remains. If MSK does not agree as provided for in the second sentence of this paragraph, ACADIA shall be free to obtain such license or other similar right at its sole discretion and expenses.

6. PAYMENT; RECORDS; AUDITS

6.1 Payment; Reports. The Percentage-Based Payments due by one party to the other party hereunder shall be calculated and reported for each Calendar Quarter. All payments due to either party under this Agreement shall be paid within forty-five (45) calendar days of the end of each Calendar Quarter, unless otherwise specifically provided herein. Each Percentage-Based Payment shall be accompanied by a report setting forth (a) in the case of payments by ACADIA, Net Sales of Products by ACADIA, its Affiliates and/or Licensee and Licensee Revenues, as applicable, in each case in sufficient detail to permit confirmation of the accuracy of the payment made, including the gross sales and Net Sales of each Product (including the deductions made in calculating

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Net Sales as provided in Section 1.51) and the COGs and supply price of the Licensed Molecules and Products, if applicable and (b) in the case of payments by MSK, Net Sales of Products by MSK and its Affiliates and Sublicensees, as applicable, in each case in sufficient detail to permit confirmation of the accuracy of the payment made, including the gross sales and Net Sales of each Product (including the deductions made in calculating Net Sales as provided in Section 1.52) and (c) in each case, the Percentage-Based Payments payable, the method used to calculate such Percentage-Based Payments and the exchange rates used.

6.2 Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars. When conversion of payments from any foreign currency is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Western U.S. Edition, during the Calendar Quarter in which the applicable sales were made. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the receiving party, unless otherwise specified in writing by such party.

6.3 Tax Withholding. All payments made by one party to the other party pursuant to Section 5 shall be made without reduction for any taxes, charges or remittance fees, provided that the receiving party shall be responsible for any income taxes payable by the receiving party on payments made to such receiving party under this Agreement. The paying party shall pay over to the appropriate taxing authorities the withholding taxes or charges deducted from the payments to the receiving party and shall deliver to the receiving party true copies of receipt or tax return covering such tax payments, and the receiving party shall provide the paying party with documentation necessary for the paying party to file an application with the applicable tax office to avoid or reduce withholding or other applicable taxes.

6.4 Records, Audits, Adjustments.

(a) Records. Each party shall keep, and shall cause its Affiliates and, in the case of MSK, its Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Products and, in the case of ACADIA, the receipt of Licensee Revenues in sufficient detail to permit the other party to confirm the accuracy of all Percentage-Based Payments due to it hereunder.

(b) Audits. Upon thirty (30) calendar days’ prior written notice from the other party, a party shall permit an independent, certified public accounting firm of nationally recognized standing to have access during normal business hours to examine pertinent books and records of such party and its Affiliates and, in the case of MSK, its Sublicensees, as may be reasonably necessary to verify the accuracy of reports provided pursuant to Section 6.1. The examination shall be limited to pertinent books and records kept by either party and its Affiliates and, in the case of MSK, its Sublicensees, as applicable, for any year ending not more than 36 months prior to the date of the written notice. An examination under this Section 6.4 shall not occur more than once in any calendar year. The accounting firm shall disclose to the auditing party only whether the reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to such auditing party. The accounting firm shall provide the party subject

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to audit with a copy of any disclosures or reports made to the auditing party. Information, disclosures, or reports arising from any such examination shall be Confidential Information of the party subject to audit subject to the confidentiality and other obligations of Section 9 of this Agreement.

(c) Adjustments. Prompt adjustments shall be made by the party subject to audit to compensate or adjust for any errors or omissions disclosed by such audit. The auditing party shall bear the full cost of such audit unless such audit discloses an underpayment by the party subject to audit of more than […***…] of the amount of royalty payments or other payments due under this Agreement, in which case, the party subject to audit shall bear the full cost of such audit and shall promptly, and in any event within 21 calendar days of written notice of such underpayment, remit to the auditing party the amount of any underpayment.

6.5 Late Payments. In the event that any payment due under this Agreement is not sent to the party entitled to receive such payment when due in accordance with the applicable provisions of Sections 5 and 6, the payment shall accrue interest from the date due at the rate of one and a half percent (1.5%) per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit the party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.

7. INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property.

(a) Ownership of Technology. As between ACADIA and MSK, all right, title and interest in the ACADIA Technology shall belong solely to ACADIA and all right, title and interest in the MSK Technology shall belong solely to MSK.

(b) Ownership of Inventions. Inventorship of Inventions shall be determined in good faith in accordance with the rules of inventorship under United States patent laws. ACADIA shall own all ACADIA Inventions and all ACADIA Patents claiming or covering such ACADIA Inventions. MSK shall own all MSK Inventions and all MSK Patents claiming or covering such MSK Inventions. All Joint Inventions and Joint Patents shall be owned jointly by ACADIA and MSK, with each party having an equal undivided interest therein.

7.2 Patent Prosecution and Maintenance.

(a) ACADIA Patents.

(i) Initial Responsibility. ACADIA shall be responsible for the preparation, filing, prosecution, maintenance, and enforcement of all ACADIA Patents worldwide, at ACADIA’s sole expense and discretion. ACADIA shall keep MSK in a timely manner, but not less frequently than a quarterly basis informed of progress with regard to the preparation, filing, prosecution and maintenance of ACADIA Patents in the Territory. ACADIA will consider in good faith the requests and suggestions of MSK with respect to strategies for filing and prosecuting ACADIA Patents in the Territory.

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(ii) Option of MSK to Prosecute, Maintain and Enforce. In the event that ACADIA desires to abandon or cease prosecution, maintenance and/or enforcement of any ACADIA Patent in the Territory and which contains claims or disclosure directed to any Product or Licensed Molecule, compositions comprising the same, a method of manufacture thereof, or methods of use thereof, under which ACADIA Patent MSK then has a license under this Agreement, ACADIA shall provide reasonable prior written notice to MSK of such intention to abandon (which notice shall, to the extent possible, be given no later than ninety (90) calendar days prior to the next deadline for any action that must be taken with respect to any such ACADIA Patent in the relevant patent office). In such case, ACADIA shall permit MSK, at MSK’s sole discretion, to continue prosecution, maintenance and/or enforcement of such ACADIA Patent in the Territory at MSK’s own expense. If MSK elects to continue prosecution, maintenance and/or enforcement of such ACADIA Patent, ACADIA shall execute such documents and perform such acts, at MSK’s expense, as may be reasonably necessary to effect an assignment of such ACADIA Patent to MSK. Any such assignment shall be completed in a timely manner to allow MSK to continue prosecution, maintenance and/or enforcement of any such ACADIA Patent. Any Patents so assigned shall no longer be considered ACADIA Patents, no royalties or other payments under Section 5.5 shall be due to ACADIA for any Products encompassed by such ACADIA Patents (and not encompassed by any MSK Technology, by any other ACADIA Technology or by any Joint Patents), and shall become Patents owned by MSK (but not included within the MSK Patents definition); provided, however, that MSK hereby grants to ACADIA a fully paid up, royalty-free, perpetual, irrevocable, non-exclusive license, without the right to sublicense and further sublicense, under such Patents to research, develop, manufacture and commercialize the Licensed Molecules and Products outside the Field in the Territory.

(b) MSK Patents.

(i) Initial Responsibility. MSK shall be responsible for the preparation, filing, prosecution, maintenance, and enforcement of MSK Patents, at MSK’s sole expense and discretion worldwide. MSK shall keep ACADIA in a timely manner, but not less frequently than a quarterly basis informed of progress with regard to the preparation, filing, prosecution and maintenance of MSK Patents outside the Territory. MSK will consider in good faith the requests and suggestions of ACADIA with respect to strategies for filing and prosecuting MSK Patents outside the Territory.

(ii) Option of ACADIA to Prosecute, Maintain and Enforce. In the event that MSK desires to abandon or cease prosecution, maintenance and/or enforcement of any MSK Patent outside the Territory and which contains claims or disclosure directed to any Product or Licensed Molecule, compositions comprising the same, a method of manufacture thereof, or methods of use thereof, under which MSK Patent ACADIA then has a license under this Agreement, MSK shall provide reasonable prior written notice to ACADIA of such intention to abandon (which notice shall, to the extent possible, be given no later than ninety (90) calendar days prior to the next deadline for any action that must be taken with respect to such MSK Patent in the relevant patent office). In such case, MSK shall permit ACADIA, at ACADIA’s sole discretion, to continue prosecution, maintenance and/or enforcement of

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such MSK Patent outside the Territory at ACADIA’s own expense. If ACADIA elects to continue prosecution, maintenance and/or enforcement of such MSK Patent, MSK shall execute such documents and perform such acts, at ACADIA’s expense, as may be reasonably necessary to effect an assignment of such MSK Patents to ACADIA. Any such assignment shall be completed in a timely manner to allow ACADIA to continue prosecution maintenance and/or enforcement of any such MSK Patent. Any Patents so assigned shall no longer be considered MSK Patents, no royalties or other payments under Section 5.6 shall be due to MSK for any Products encompassed by such MSK Patents (and not encompassed by any ACADIA Technology, by any other MSK Technology or by any Joint Patents), and shall become Patents owned by ACADIA (but not included within the ACADIA Patents definition), provided, however, that ACADIA hereby grants to MSK a fully paid up, royalty-free, perpetual, irrevocable, non-exclusive license, without the right to sublicense and further sublicense, under such Patents to exercise or exploit such Patents for any purposes outside the Field outside the Territory to the extent not related to the Licensed Molecules and Products.

(c) Joint Patents.

(i) Initial Responsibility. ACADIA shall, at its cost and expenses, be responsible for, the preparation, filing, prosecution, maintenance and enforcement of Joint Patents worldwide, subject to this Section 7.2(c). MSK shall bear the cost and expenses of the preparation, filing, prosecution maintenance and enforcement of Joint Patents in the Territory, and MSK shall reimburse ACADIA for such cost and expenses incurred by ACADIA within thirty (30) days from the date of invoice for such cost and expenses by ACADIA.

(ii) Cooperation. For any Joint Patents, ACADIA shall keep MSK fully informed of progress with regard to the preparation, filing, prosecution and maintenance of the Joint Patents in and outside the Territory. For the sake of this, ACADIA shall:

(1) provide MSK with a copy of the final draft of any proposed application at least thirty (30) calendar days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties, and ACADIA shall consider in good faith any comments or revisions suggested by MSK or its counsel;

(2) promptly provide MSK with a copy of all patent applications as filed, together with a notice of its filing date and serial number;

(3) provide MSK with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least ten (10) Business Days of receipt thereof, and ACADIA shall consult with MSK regarding responding to the same and shall consider in good faith any comments, strategies, and the like proposed by MSK;

(4) provide MSK with a copy of any response, amendment, paper, or other correspondence filed with the relevant patent office within ten (10) Business Days of ACADIA’s receipt of the as-filed document;

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(5) promptly notify MSK of the allowance, grant, or issuance of such Joint Patents; and

(6) consult with MSK regarding the countries to be filed and maintained, the payment of annuities, taxes and maintenance fees for any such Joint Patents.

(iii) Option of MSK to Prosecute, Maintain and Enforce. In the event that ACADIA desires to abandon or cease prosecution, maintenance and/or enforcement of any Joint Patent in and outside the Territory, ACADIA shall provide reasonable prior written notice to MSK of such intention to abandon (which notice shall, to the extent possible, be given no later than ninety (90) calendar days prior to the next deadline for any action that must be taken with respect to such Joint Patent in the relevant patent office). In such case or if ACADIA refuses to pay its share of costs related to any such Joint Patent, at MSK’s sole discretion, upon written notice from MSK, MSK may elect to continue prosecution, maintenance and/or enforcement of any such Joint Patent in and outside the Territory at its own expense, and ACADIA shall execute such documents and perform such acts, at ACADIA’s expense, as may be reasonably necessary to effect an assignment of ACADIA’s entire right, title, and interest in and to such Joint Patents to MSK. Any such assignment shall be completed in a timely manner to allow MSK to continue prosecution, maintenance and/or enforcement of any such Joint Patent. […***…].

(iv) MSK Declines Responsibility. If MSK refuses to pay its share of costs related to any Joint Patent in the Territory, upon written notice from ACADIA, MSK shall assign its entire right, title, and interest in and to any such Joint Patent to ACADIA. […***…].

7.3 Infringement by Third Parties.

(a) Notice. In the event that either ACADIA or MSK becomes aware of any infringement or threatened infringement by a Third Party of any Patents that are subject to the prosecution, maintenance or enforcement of the other party under this Agreement, it will notify the other party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party.

(b) ACADIA Patents. Subject to this Section 7.3(b), ACADIA shall have the first right, as between ACADIA and MSK, to bring and control any action or proceeding with respect to infringement of any ACADIA Patent worldwide, at its own expense and by counsel of its own choice. With respect to infringement of any ACADIA Patent that may, in MSK’s good faith determination, have a material adverse effect on any Licensed Molecules or Product being developed or commercialized for use in the Field in the Territory by MSK or its Affiliates or its Sublicensees pursuant to a license granted under this Agreement, MSK shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and ACADIA and its counsel will reasonably cooperate with MSK and its counsel in strategizing, preparing and presenting any such action or proceeding. If ACADIA fails to bring an action or proceeding with respect to infringement of any ACADIA Patent described in the preceding sentence within (i) seventy-five (75) calendar days following the notice of alleged infringement or (ii) ten (10) calendar days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, MSK shall have the right to

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bring and control any such action at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and […***…].

(c) MSK Patents. Subject to this Section 7.3(c), MSK shall have the first right, as between ACADIA and MSK, to bring and control any action or proceeding with respect to infringement of any MSK Patent worldwide, at its own expense and by counsel of its own choice. With respect to infringement of any MSK Patent that may, in ACADIA’s good faith determination, have a material adverse effect on any Licensed Molecules or Product being developed or commercialized for use in the Field outside the Territory by ACADIA or its Affiliates or Licensees, ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and MSK and its counsel will reasonably cooperate with ACADIA and its counsel in strategizing, preparing and presenting any such action or proceeding. If MSK fails to bring an action or proceeding with respect to infringement of any MSK Patent described in the preceding sentence within (i) seventy-five (75) calendar days following the notice of alleged infringement or (ii) ten (10) calendar days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, ACADIA shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and MSK shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the parties’ documented out-of-pocket legal expenses relating to the action or proceeding, […***…].

(d) Joint Patents. Subject to this Section 7.3(d), ACADIA shall have the first right to bring and control any action or proceeding with respect to infringement of any Joint Patent worldwide, at its own expense and by counsel of its own choice, and MSK shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If ACADIA fails to bring an action or proceeding within (i) seventy-five (75) calendar days following the notice of alleged infringement or (b) ten (10) calendar days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, MSK shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery or damages from an action or proceeding relating to Joint Patents in which ACADIA has brought or controlled the action or proceeding shall be used first to reimburse ACADIA (or in the case where both participate, each of ACADIA and MSK) for its documented out-of-pocket legal expenses relating to the action or proceeding, […***…]. Any recovery or damages from an action or proceeding relating to Joint Patents in which MSK has brought or controlled the action or proceeding shall be used first to reimburse MSK (or in the case where both participate, each of ACADIA and MSK) for its documented out-of-pocket legal expenses relating to the action or proceeding, […***…].

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(e) Cooperation. In the event a party brings an infringement action in accordance with this Section 7.3, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party.

7.4 Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of ACADIA, MSK or any of their respective Affiliates or Sublicensees or Licensees, as applicable, pursuant to this Agreement infringes or may infringe the intellectual property rights of a Third Party. ACADIA shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by activities of ACADIA, ACADIA Affiliates and Licensees at its own expense and by counsel of its own choice, and MSK shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. MSK shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by activities of MSK, MSK Affiliates and Sublicensees at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. (I) […***…]. (II) In the event MSK needs to obtain a license or other similar right under any issued Patent […***…] owned or Controlled by a Third Party in a particular country which, in the absence of such license or other grant of rights to such issued Patent, would preclude MSK from practicing the ACADIA Technology in such country under the license granted in Sections 4.1(a) and 4.1(b), MSK shall be fully responsible for obtaining such license or other similar right and shall have the right to offset […***…] of the payments […***…] due to such Third Party in such country against the amount of royalties that would otherwise be payable pursuant to Section 5.5 for such country, provided, however, that the amount of the offset allowed in any particular Calendar Quarter shall […***…] of the amount of the royalty payable by MSK to ACADIA for such Calendar Quarter in such country. MSK shall be permitted to carry forward the amount of any offset […***…] of the amount of the royalties payable in a particular Calendar Quarter in such country, and apply such amount against royalties payable in subsequent Calendar Quarter(s) for such country until such amount has been exhausted but so long as MSK’s royalty obligation in such country remains. (III) In the event ACADIA needs to obtain a license or other similar right under any issued Patent owned or Controlled by a Third Party in a particular country which, in the absence of such license or other grant of rights to such issued Patent, would preclude ACADIA from practicing the MSK Technology and developing and commercializing the Licensed Molecules or Products in such country under the license granted in Sections 4.2(a) and 4.2(b), ACADIA shall be fully responsible for obtaining such license or other similar right and shall have the right to offset […***…] of the payments […***…] due to such Third Party in such country against the amount of royalties that would otherwise be payable pursuant to Section 5.6 for such country, provided, however, that the amount of the offset allowed in any particular Calendar Quarter shall […***…] of the amount of the royalty payable by ACADIA to MSK for such Calendar Quarter in such country. ACADIA shall be permitted to carry forward the amount of any offset that […***…] of the amount of the royalties payable in a particular Calendar Quarter in such country, and apply such amount against royalties payable in subsequent Calendar Quarter(s) for such country until such amount has been exhausted but so long as ACADIA’s royalty obligation in such country remains. For avoidance of any doubt, the provision of this Section 7.4 shall be without prejudice to each party’s obligation to use its Commercially Reasonable Efforts to obtain a license or other grant of rights in respect to any Patent owned or Controlled by a Third Party Sublicensee (in case of MSK) or a Licensee (in case of ACADIA), as set forth in Section 4.1(c) and Section 4.2(c), respectively.

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7.5 Consent for Settlement. Neither party shall enter into any settlement or compromise of any action or proceeding under this Section 7 which would in any manner alter, diminish, or be in derogation of the other party’s rights under this Agreement without the prior written consent of such other party.

7.6 Trademarks. MSK shall own and be responsible for all trademarks, trade names, branding, or logos related to Products or commercialization thereof in the Field in the Territory, and will be responsible for selecting, registering, defending, and maintaining the same.

7.7 Registration of License. ACADIA agrees to cooperate with MSK in registering the exclusive license under the ACADIA Patents and the Joint Patents in the Field in the Territory granted under Section 4.1(a) with the applicable patent offices in the Territory immediately upon request of MSK, at MSK’s expense. MSK agrees to cooperate with ACADIA in registering the exclusive license under the MSK Patents and the Joint Patents in the Field outside the Territory granted under Section 4.2(a) with the applicable patent offices outside the Territory immediately upon request of ACADIA, at ACADIA’s expense.

8. REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof, (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action, (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it, and (d) it has the right to grant the licenses contemplated under this Agreement.

8.2 ACADIA Representations and Warranties. ACADIA represents and warrants to MSK that, as of the Effective Date:

(a) ACADIA has received no written notice of alleged infringement by any issued ACADIA Patent of any Third Party intellectual property rights in relation to the Licensed Molecules;

(b) no claim or action has been brought or, to ACADIA’s knowledge, threatened by any person alleging that the ACADIA Patents are invalid or unenforceable; and

(c) to its knowledge there is no Third Party infringing any of the ACADIA Patents.

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8.3 Covenant. Each party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assignment to such party of all Inventions consistent with the provisions of this Agreement.

8.4 Disclaimer. Except as expressly set forth in this Agreement, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, (a) ACADIA expressly does not warrant that the clinical and other data obtained from conducting clinical trials in the U.S. or any other jurisdiction outside of the Territory, regulatory filings, correspondence and approvals that it has obtained or may obtain from the FDA comply with the laws and regulations of any country in the Territory, (b) MSK expressly does not warrant that the clinical and other data obtained from conducting clinical trials in the Territory, regulatory filings, correspondence and approvals that it has obtained or may obtain from any Regulatory Authority in the Territory comply with the laws and regulations of the U.S. or any other jurisdiction outside of the Territory, and (c) each party expressly does not warrant the success of any study or test conducted by it pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder.

8.5 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 8.5 shall not be construed to limit either party’s indemnification obligations under Section 11.

9. CONFIDENTIALITY

9.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for ten (10) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement or any Confidential Information developed by the other party hereunder, and both parties shall keep confidential and, subject to Section 9.5, shall not publish or otherwise disclose the terms of this Agreement. For purposes of clarification, Joint Inventions and Joint Patents shall be deemed to be Confidential Information of each party. Each party may use the other party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other party. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other party.

31.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

9.2 Exceptions. The obligations of confidentiality and restriction on use under this Article 9 shall not apply to any information which the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public; (b) is known by the receiving party at the time of receiving such information, other than by previous disclosure of the disclosing party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the receiving party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

9.3 Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, or maintaining Patents as permitted by this Agreement;

(b) regulatory filings for Products that such party has a license or right to develop hereunder;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders or governmental regulations;

(e) in the case of MSK, conducting development and/or commercialization activities in accordance with a license granted under Section 4.1, and in the case of ACADIA, conducting development and/or commercialization activities in accordance with a license granted under Section 4.2; and

(f) disclosure to Affiliates, licensees, sublicensees, employees, consultants, contractors, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, licensee, sublicensee, employee, consultant, contractor, agent or Third Party agrees to be bound by terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 9.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use Commercially Reasonable Efforts to secure confidential treatment of such Confidential Information and at least as diligently as such party would use to protect its own confidential information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Any information disclosed pursuant to 9.3(c) or (d) shall still be deemed Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of Section 9.

32.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

9.4 Publications. Each party shall have the right to review and comment on any material proposed for disclosure or publication by the other party regarding results of and other information regarding the other party’s research or development activities with respect to the Licensed Molecules and Products, whether by oral presentation, manuscript or abstract. Before any such material is submitted for publication or presentation of the same is made, each party shall deliver a complete copy to the other party at least sixty (60) calendar days prior to submitting the material to a publisher or initiating any other disclosure. Each party shall review any such material and give its comments to the other party within thirty (30) calendar days of the receipt of such material. With respect to oral presentation materials and abstracts, each party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the other party with appropriate comments, if any, but in no event later than thirty (30) calendar days from receipt. Each party shall comply with the other party’s request to delete references to its Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional ninety (90) calendar days for the purpose of preparing and filing appropriate patent applications.

9.5 Publicity; Public Disclosures. The parties agree to issue a joint press release substantially in the form attached hereto as Exhibit D on, or as promptly as practicable following, the Effective Date. It is understood that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold, condition or delay consent to such releases, and that either party may issue such press releases or make such disclosures to the SEC pursuant to Form 8-K or otherwise as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a party with the SEC or as otherwise required by law. In addition, following the initial joint press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

10. TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and continue until the expiration of the last Royalty Term applicable to any Product or the expiration of payment obligations of ACADIA to MSK under Section 5.7 with respect to Licensee Revenues, whichever comes later, unless earlier terminated pursuant to Section 10.2, 10.3 or 10.4, or unless otherwise agreed in writing by the parties (the “Term”). Upon expiration (but not early termination) of the Royalty Term applicable to a Product in a country in the Territory, MSK shall have a fully paid-up, irrevocable, exclusive and sublicensable license under the ACADIA Technology and ACADIA’s rights in the Joint Inventions and Joint Patents to research, develop, make, have made, use, import, market, offer for sale and sell the applicable Licensed Molecule and such Product in the Field in such country and a fully

33.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

paid-up, irrevocable, non-exclusive and sublicensable license under the ACADIA Technology and ACADIA’s rights in the Joint Inventions and Joint Patents to research, develop and manufacture the applicable Licensed Molecule and such Product outside the Territory solely for the purpose of commercializing the applicable Licensed Molecules and such Product in the Field in such country. Upon expiration (but not early termination) of the Royalty Term applicable to a Product in a country outside the Territory, ACADIA shall have a fully paid-up, irrevocable, exclusive and sublicensable license under the MSK Technology and MSK’s rights in the Joint Inventions and Joint Patents to research, develop, make, have made, use, import, market, offer for sale and sell the applicable Licensed Molecule and such Product in the Field in such country and a fully paid-up, irrevocable, non-exclusive and sublicensable license under the MSK Technology and MSK’s rights in the Joint Inventions and Joint Patents to research, develop and manufacture the applicable Licensed Molecule and such Product in the Territory solely for the purpose of commercializing the applicable Licensed Molecules and such Product in the Field in such country. […***…].

10.2 Termination for Cause. A party shall have the right to terminate this Agreement upon thirty (30) calendar days’ (ten (10) calendar days’ for any payment default) prior written notice to the other party upon the occurrence of any of the following:

(a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

(b) After the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the thirty (30) calendar day period (ten (10) calendar day period for any payment default) following written notice of termination by the non-breaching party.

10.3 Termination by MSK. MSK shall have the right to terminate this Agreement without any penalty, including, but not limited to termination compensation and loss of profits […***…].

10.4 Termination by ACADIA.

(a) Abandonment of All Development in the Territory. If (i) MSK notifies ACADIA in writing that it intends to abandon development of all the Licensed Molecules and Products in the Territory or (ii) MSK fails to comply with its diligence obligations set forth in Section 3.6, then ACADIA shall be entitled to terminate this Agreement immediately upon written notice to MSK.

(b) Patent Challenge. ACADIA shall have the right to terminate this Agreement immediately upon written notice to MSK if (a) MSK or any of its Affiliates directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any ACADIA Patent or (b) any non-Affiliate Sublicensee directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or

34.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

opposes any extension of or the grant of a supplementary protection certificate with respect to, any ACADIA Patent or Joint Patent and (i) MSK does not have such Sublicensee withdraw such action or (ii) MSK does not terminate the sublicense agreement with such Sublicensee, in each case, within five (5) Business Days of MSK receiving from ACADIA written notice of any such action being taken by such Sublicensee with sufficient evidence showing that such Sublicensee has taken such action.

10.5 Effect of Termination; Surviving Obligations.

(a) Upon termination of this Agreement by MSK pursuant to Section 10.2:

(i) the licenses granted to MSK under Section 4.1 shall become an exclusive (except for the license granted in Section 4.1(b) which shall remain non-exclusive) fully paid-up, royalty-free, perpetual and irrevocable license with the right to sublicense (through multiple tiers of sublicense), under ACADIA Technology and ACADIA’s right under the Joint Inventions and the Joint Patents for the research, development, manufacture, use, marketing, import, offer for sale or sale of any Licensed Molecule or Product in the Field in the Territory (and outside the Territory with respect to the license granted in Section 4.1(b));

(ii) the licenses granted to ACADIA under Section 4.2 shall automatically terminate and revert to MSK;

(iii) all MSK Know-How shall be returned to MSK within thirty (30) days of such termination;

(iv) any permitted sublicenses granted under Section 4.2 by ACADIA shall remain in effect and become direct licenses from MSK, so long as actions or omissions by the applicable sublicensee did not cause or contribute to such termination;

(v) with respect to a termination occurring prior to the completion of hPOC, ACADIA shall reimburse MSK for ACADIA’s share of all non-cancellable obligations for Development Expenses incurred by MSK under this Agreement through the effective date of such termination in accordance with Section 5.2;

(vi) MSK shall […***…] be entitled to access and utilize any Regulatory Approvals, clinical data, materials, promotional, advertising, marketing and distribution rights, contracts or other assets relating to the Licensed Molecules and/or Products Controlled by ACADIA, its Affiliates or its Licensee(s) as of the effective date of termination that are necessary for the research, development, manufacture and commercialization of the Licensed Molecules and/or Products by MSK in the Field in the Territory; and

(vii) […***…].

(b) Upon termination of this Agreement by ACADIA pursuant to Section 10.2 or 10.4 or by MSK pursuant to Section 10.3:

35.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(i) the licenses granted to ACADIA under Section 4.2 shall become an exclusive (except for the license granted in Section 4.2(b) which shall remain non-exclusive) fully paid-up, royalty-free, perpetual and irrevocable license with the right to sublicense (through multiple tiers of sublicense), under MSK Technology and MSK’s right under the Joint Inventions and the Joint Patents for the research, development, manufacture, use, marketing, import, offer for sale or sale of any Licensed Molecule or Product in the Field outside the Territory (and in the Territory with respect to the license granted in Section 4.2(b));

(ii) the licenses granted to MSK under Section 4.1 shall automatically terminate and revert to ACADIA;

(iii) all ACADIA Know-How shall be returned to ACADIA within thirty (30) days of such termination;

(iv) any permitted sublicenses granted under Section 4.1 by MSK shall remain in effect and become direct licenses from ACADIA so long as actions or omissions by such Sublicensee did not cause or contribute to such termination;

(v) with respect to a termination occurring prior to the completion of hPOC, MSK shall reimburse ACADIA for MSK’s share of all non-cancellable obligations for Development Expenses incurred by ACADIA under this Agreement through the effective date of such termination in accordance with Section 5.2; and

(vi) MSK shall, and hereby does as of the effective date of termination, assign to ACADIA such rights as MSK or any of its Affiliates or Sublicensees (limited to those Sublicensees who do not become direct licensees of ACADIA as contemplated in clause (iv) above) has or may acquire in any Regulatory Approvals, clinical data, materials, promotional, advertising, marketing and distribution rights, contracts or other assets relating to the Licensed Molecules and/or Products Controlled by MSK or its Affiliates that are necessary or useful for the research, development, manufacturing and commercialization of the Licensed Molecules and Products in the Field in the Territory and, to the extent necessary to convey sole ownership of the data obtained pursuant to the Development Plan to ACADIA, shall, at its own expense and using Commercially Reasonable Efforts, transfer to ACADIA all data obtained pursuant to the Development Plan within thirty (30) days of such date.

(c) Expiration or termination of this Agreement shall not relieve the parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement:

Section 1 – Definitions

Section 6.4 – Records, Audits, Adjustments

Section 6.5 – Late Payments

Section 7.1 – Ownership of Intellectual Property

Section 8.4 – Disclaimer

Section 8.5 – Limitation of Liability

36.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 9 – Confidentiality

Section 10.5 – Effect of Termination; Surviving Obligations

Section 10.6 – Exercise of Right to Terminate

Section 10.7 – Rights in Bankruptcy

Section 11 – Indemnification

Section 12 – Dispute Resolution

Section 13 – General Provisions

(d) Within thirty (30) days following the expiration or termination of this Agreement, except to the extent and for so long as a party retains license rights under Sections 10.1 and 10.5, each party shall deliver to the other party any and all Confidential Information of the other party in tangible form in its possession.

10.6 Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto; provided, however, that termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

10.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one party to the other party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The parties agree that a party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt party upon written request therefor by the other party.

11. INDEMNIFICATION

11.1 Indemnification by ACADIA. ACADIA hereby agrees to save, defend and hold MSK, its Affiliates, its Sublicensees and their respective directors, officers, employees and agents (each, a “MSK Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any MSK Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the practice by ACADIA of any license granted to it hereunder by MSK, (b) the development, manufacture, use, handling, storage, sale or other disposition of any Licensed Molecule or

37.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Product in the Field outside the Territory by ACADIA or its Affiliates or Licensees, or (c) the breach by ACADIA of any warranty, representation, covenant or agreement made by ACADIA in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any MSK Indemnitee or the breach by MSK of any warranty, representation, covenant or agreement made by MSK in this Agreement.

11.2 Indemnification by MSK. MSK hereby agrees to save, defend and hold ACADIA, its Affiliates, its Licensees and their respective directors, officers, employees and agents (each, a “ACADIA Indemnitee”) harmless from and against any and all Losses to which any ACADIA Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the practice by MSK of any license granted to it hereunder by ACADIA, (b) the development, manufacture, use, handling, storage, sale or other disposition of any Licensed Molecule or Product in the Field in the Territory by MSK or its Affiliates or Sublicensees, or (c) the breach by MSK of any warranty, representation, covenant or agreement made by MSK in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any ACADIA Indemnitee or the breach by ACADIA of any warranty, representation, covenant or agreement made by ACADIA in this Agreement.

11.3 Control of Defense. Any entity entitled to indemnification under this Article 11 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.

11.4 Insurance.

(a) MSK. MSK, at its own expense, shall maintain product liability insurance (or self-insure) in the Territory in an amount consistent with industry standards at all times from the commencement of clinical trials with Products by MSK, its Affiliates or its Sublicensees and through the earlier of (i) the end of the Term and (ii) the date that no Products are being commercialized in the Territory. MSK shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to ACADIA upon request.

(b) ACADIA. ACADIA, at its own expense, shall maintain product liability insurance (or self-insure) in an amount consistent with industry standards at all times from the commencement of clinical trials with Products by ACADIA, its Affiliates or its Licensees and through the earlier of (i) the end of the Term and (ii) the date that no Products are being commercialized outside the Territory. ACADIA shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to MSK upon request.

38.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

12. DISPUTE RESOLUTION

12.1 Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, except as otherwise provided in Section 2.3 of this Agreement, the parties shall, through their respective Executive Officers, first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within fifteen (15) calendar days after either party provides notice to the other party that it wishes to invoke such negotiations. If the parties are unable to resolve such dispute through such negotiations, then, except in the case of a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, the dispute shall be resolved by binding arbitration before a single independent and neutral experienced arbitrator selected by mutual agreement of the parties. In the event that the parties are unable to mutually agree on the appointment of such arbitrator, then such arbitration shall be conducted before a panel of three independent and neutral experienced arbitrators, one chosen by ACADIA, one chosen by MSK and the third chosen by the foregoing two arbitrators. Any such arbitration proceeding, which arises out of Section 2.3(c) of this Agreement, shall be administered by the American Arbitration Association, with limited discovery, in accordance with its then current rules governing commercial disputes and the place of arbitration shall be Honolulu, Hawaii. Any other arbitration (i.e., one not arising under Section 2.3(c)), (A) if initiated by MSK, such arbitration proceeding shall be administered by the American Arbitration Association, with limited discovery, in accordance with its then current rules governing commercial disputes and the place of arbitration shall be San Diego or (B) if initiated by ACADIA, such arbitration proceeding shall be administered by the Japan Commercial Arbitration Association , with limited discovery, in accordance with its then current rules governing commercial disputes and the place of arbitration shall be Tokyo, Japan. Any arbitration shall be conducted in the English language and applicable arbitration association shall use California law as the governing law for this Agreement and the parties’ obligations hereunder. The arbitrator(s) shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damages. Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both MSK and ACADIA. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable California statute of limitations. Each party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and/or the fees and costs of the arbitrators. Each party agrees to fully perform and satisfy any arbitration award made against it within fifteen (15) calendar days of the service of the award. By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal and a right to invoke formal rules of procedure and evidence.

39.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

12.2 Injunctive Relief. Notwithstanding the provisions of Section 12.1, each party acknowledges and agrees that, due to the unique and valuable nature of the other party’s proprietary information and materials, there can be no adequate remedy at law for any breach by such party of the provisions of this Agreement, that any such breach may result in irreparable harm to the other party for which monetary damages would be inadequate to compensate such party and that the other party shall have the right, in addition to any other rights available under applicable law, to obtain from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such party under such provisions, without the necessity of posting any bond or security.

13. GENERAL PROVISIONS

13.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles.

13.2 Entire Agreement; Modification. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, other than (i) the Nondisclosure Agreement and the Research Agreement, which shall continue as provided for by their individual terms, and (ii) the letter agreement between the parties dated concurrently herewith (including the Development Plan and the exhibits attached thereto), which shall continue in full force and effect during the Term. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

13.3 Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

13.4 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

13.5 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other party’s consent:

40.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(a) in connection with the transfer or sale of all or substantially all of the business or assets of such party relating to the Licensed Molecules and Products to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder; or

(b) to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties specified above, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

13.6 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, except for the persons expressly entitled to indemnification as provided in Section 11.

13.7 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

13.8 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by (i) air mail (postage prepaid) requiring return receipt, or (ii) overnight courier or (iii) email or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party may designate by prior written notice to the other in accordance with this Section 13.8. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if air mailed, five (5) Business Days after the date of postmark; (c) if delivered by overnight courier, the next Business Day the overnight courier regularly makes deliveries or (d) if emailed or sent by facsimile, the date of confirmation of receipt if during the recipient’s normal business hours, otherwise the next Business Day.

41.	*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

If to MSK, notices must be addressed to:

Meiji Seika Kaisha, Ltd.

4-16, Kyobashi 2-Chome

Chuo-ku, Tokyo 104-8002

Japan

Attention: President of Pharmaceutical Company

Telephone: […***…]

Facsimile: […***…]

Email: […***…]

With a required copy to:

Meiji Seika Kaisha, Ltd.

4-16, Kyobashi 2-Chome

Chuo-ku, Tokyo 104-8002

Japan

Attention: Director, Business Planning and Administration

Telephone: […***…]

Facsimile: […***…]

Email: […***…]

If to ACADIA, notices must be addressed to:

ACADIA Pharmaceuticals Inc.

3911 Sorrento Valley Boulevard

San Diego, CA 92121

Attention: Chief Executive Officer

Telephone: […***…]

Facsimile: […***…]

Email: […***…]

with a required copy to:

ACADIA Pharmaceuticals Inc.

3911 Sorrento Valley Boulevard

San Diego, CA 92121

Attention: General Counsel

Telephone: […***…]

Facsimile: […***…]

Email: […***…]

13.9 Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest,

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acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 calendar days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

13.10 Interpretation.

(a) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b) Singular & Plural; Interpretation of Other Terms. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. Use of the word “including” in this Agreement shall be deemed to be followed by the phrase “without limitation” or like expression and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

(c) Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d) Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

(f) English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

13.11 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed and delivered by facsimile or PDF and upon such delivery the facsimile or PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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13.12 Exhibits & Schedules. All exhibits or schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have caused this COLLABORATION AND LICENSE AGREEMENT to be executed and entered into by their duly authorized representatives as of the Effective Date.

ACADIA PHARMACEUTICALS INC.		MEIJI SEIKA KAISHA, LTD.

By:	/s/ Uli Hacksell	By:	/s/ Masahito Matsuo
Name:	Uli Hacksell	Name:	Masahiko Matsuo
Title:	Chief Executive Officer	Title:	Executive Vice President
President of Pharmaceutical Company

SIGNATURE PAGE TO COLLABORATION AND LICENSE AGREEMENT

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EXHIBIT A

ACADIA PATENTS

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

FORM OF JOINT PRESS RELEASE

ACADIA PHARMACEUTICALS AND MEIJI SEIKA KAISHA FORM

COLLABORATION TO DEVELOP AND COMMERCIALIZE A

NEW CLASS OF PRO-COGNITIVE SCHIZOPHRENIA DRUGS

Meiji Seika Granted Rights to Develop and Commercialize Products in Asian Territory;

ACADIA Retains All Rights in the Rest of the World

SAN DIEGO, CA March     , 2009 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD) and Meiji Seika Kaisha, Ltd. (TSE: 2202) today announced that they have established a collaboration to develop and commercialize a novel class of pro-cognitive drugs to treat patients with schizophrenia and related disorders in Japan and several other Asian countries. The collaboration will focus on developing a product candidate, which was discovered by ACADIA and has been nominated by the parties for IND-track development.

“We are very pleased to be working with ACADIA having strong expertise within CNS drug discovery. We trust this collaboration will boost our portfolio of psychiatric products, a strategic therapeutic focus area for Meiji Seika.” said Osamu Makabe, Ph.D., Senior Vice President, Research and Development of Meiji Seika. “The exciting profile of this class of drugs may offer a promising new approach to treating schizophrenia and related disorders, including the potential to address cognitive disturbances frequently experienced by these patients, which represents an area of major unmet medical need.”

“We are delighted to establish this innovative partnership with Meiji Seika,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “With its strong development and commercial capabilities and focus on CNS disorders, we believe Meiji Seika is an excellent partner to help advance the development of this exciting program and to commercialize in Japan and other Asian markets.”

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The collaboration is based on a novel class of compounds that combine muscarinic m1 agonism with dopamine and serotonin receptor antagonism. These compounds have demonstrated a unique combination of pro-cognitive and antipsychotic activity in preclinical behavioral models. The companies plan to initiate IND-enabling studies and co-develop a product candidate through completion of proof-of-concept clinical studies. Meiji Seika has exclusive rights to develop and commercialize the product in Japan and several other Asian countries. ACADIA retains the right to develop and commercialize the product in the rest of the world, including the U.S. and Europe. Pursuant to the terms of the agreement, ACADIA is eligible to receive from Meiji Seika up to $25 million in aggregate payments, including upfront fees, and development and regulatory milestone payments, as well as royalties on product sales in the Asian territory, if the product is commercialized successfully. Meiji Seika is responsible for the initial development expenses up to a specified level and the companies will share the remaining expenses through clinical proof-of-concept. Meiji Seika is responsible for all costs associated with the development, manufacturing and commercialization of the product in the Asian territory after proof-of-concept. Meiji Seika is eligible to share a portion of any product-related revenues received by ACADIA in the rest of the world.

About Schizophrenia

Schizophrenia is a chronic, debilitating mental illness characterized by disturbances in thinking, emotional reaction, and behavior. Approximately one percent of the population develops schizophrenia during their lifetime and more than two million people in the United States suffer from this disease. Disturbances associated with schizophrenia may include positive symptoms, such as hallucinations and delusions, and a range of negative symptoms, including loss of interest and emotional withdrawal, as well as cognitive disturbances. It is believed that cognitive disturbances prevent patients with schizophrenia from readjusting to society. As a result, patients with schizophrenia are normally required to be under medical care for their entire lives. Currently prescribed treatments do not effectively address or may exacerbate cognitive disturbances associated with schizophrenia.

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About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA’s most advanced product candidates include pimavanserin in Phase III for Parkinson’s disease psychosis, a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, as well as additional compounds in IND-track development. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

About Meiji Seika Kaisha, Ltd.

Meiji Seika Kaisha, Ltd. is located in Tokyo, Japan and is operating its business in the fields of confectionaries and pharmaceuticals. In the pharmaceutical division, Meiji Seika is dedicated to the discovery, development and commercialization of a wide variety of pharmaceutical products throughout Japan and some countries outside of Japan, as well. The main areas of its interest are infectious disease and central nervous system disorders. For more information on Meiji Seika, please visit the company’s website at www.meiji.co.jp.

ACADIA Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the benefits to be derived from the class of compounds subject to the collaboration, including efficacy for various indications and pro-cognitive benefits, the development and clinical research plans for this class of compounds, and future payments that may be made pursuant to the collaboration agreement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results may not be indicative of future

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findings. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2007 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contacts:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director, Investor Relations

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871